Exhibit 5.1

                                   LETTERHEAD
                                       OF
                 ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP


                                                              May 10, 1996




Terex Corporation
500 Post Road East
Westport, Connecticut 06880

Re:      Terex Corporation Registration Statement on
         Form S-1 (File No. 33-52297)


Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1, as amended (the "Registration Statement"), of Terex Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) 1,264,756 Common Stock Purchase Warrants of the Company (the "Warrants") and (ii) the issuance of the Company's common stock, par value $.01 per share (the "Common Stock"), to persons who acquire the Warrants after the date of the Prospectus (defined below) upon their exercise of the Warrants, and resale of up to 1,300,000 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares;" and the Warrant Shares and the Warrants collectively referred to herein as the "Securities").

We are familiar with the Restated Certificate of Incorporation and the By-laws of the Company and have examined copies of the Plan, the resolutions adopted by the Company's Board of Directors and actions by the Company's stockholders pertaining to the Plan, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, evidence of corporate action, certificates and other instruments, and have made such other investigations of law and fact, as we have deemed necessary or appropriate for the purposes of this opinion. Based upon the foregoing, it is our opinion that:
(i) the Securities have been duly and validly authorized; (ii) the Preferred Stock has been duly and validly issued and fully paid and nonassessable and
(iii) the Warrant Shares, when issued upon conversion in accordance with the terms of the Restated Certificate of Incorporation of the Company, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.


                                            Very truly yours,

                                            /s/  Robinson Silverman Pearce
                                                  Aronsohn & Berman LLP

                                            ROBINSON SILVERMAN PEARCE
                                            ARONSOHN & BERMAN, LLP